Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Rodney E. Lake

(434) 382-7366

investorrelations@sitestar.com

Sitestar Corporation Announces Third Quarter 2017 Financial Results

Richmond, VA. — November 09, 2017 — Sitestar Corporation (OTCQB: SYTE) (“Sitestar” or the “Company”) today reported financial results for the quarter ended September 30, 2017.

Sitestar Corporation

Comprehensive income attributable to Sitestar Corporation Stockholders for the third quarter and nine months ending September 30, 2017, was $817,224 and $1,386,777, respectively. Book value per share was 5.4 cents at quarter end compared to 5.1 cents from the previous quarter end.

“Each Sitestar subsidiary had great results for the third quarter. David Waters deserves special recognition for Alluvial Capital’s outstanding performance in the quarter and throughout the year. We also successfully launched the Bonhoeffer Fund with Keith Smith and look forward to it being a meaningful contributor to our results in the future,” said Steven L. Kiel, Sitestar’s Chief Executive Officer.

HVAC Operations

The HVAC Operations team continues to work to further streamline operations, generating revenue of $1,332,239 for the third quarter and $3,526,913 for the nine months ending September 30, 2017.

Internet Operations

Sitestar’s Internet Operations had another steady quarter and continues to provide cash to the corporate headquarters to be redeployed.

Real Estate Operations

Sitestar created a wholly owned real estate subsidiary on July 10, 2017, named EDI Real Estate, LLC, in which we placed our legacy real estate holdings. Through EDI Real Estate, Sitestar owns a real estate investment portfolio that includes ten residential properties, vacant land, and one commercial property. Our real estate portfolio is primarily focused in the Roanoke and Lynchburg areas of Virginia.

The Company sold three residential properties in the quarter ended September 30, 2017, for net proceeds of $271,037. The carrying value of the three properties sold was $275,541.

Asset Management Operations

Sitestar operates its asset management business through a wholly owned subsidiary, Willow Oak Asset Management, LLC. In the quarter ending September 30, 2017, the asset management segment produced a total of $674,054 of comprehensive income. Willow Oak Asset Management has now established partnerships with three funds: Alluvial Fund, Bridge Reid Fund I, and the Bonhoeffer Fund.

About Sitestar

Sitestar Corporation and its subsidiaries engage in several diverse business activities in the following industries: HVAC and plumbing, internet, real estate, and asset management. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers. Copies of Sitestar’s press releases and additional information about Sitestar are available at www.sitestar.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.